EXHIBIT 3

                  Rights and Preferences of Preferred Stock

                               Certificate of Designation of Rights and
Preferences

         SMD Group Inc., a Delaware corporation, whose address is 15 East North Street, Dover, DE 19901 ("Corporation") hereby designates the following rights and Preferences for its Convertible Preferred Stock, Class
A ("Convertible Preferred Stock").

1. Conversion and Issuance of Convertible Preferred Stock. The Holder shall have the right (the "Right") in its sole and absolute discretion to convert 17.847 shares of Convertible Preferred Stock - Series A issued by the Corporation (the "Share") into 17,847 common shares of Corporation (the "Equity") as payment to Holder pursuant to the terms of the October 5 , 1998 Consulting Agreement between Holder and Corporation.

2. Time of Conversion. The Share shall be convertible at any time, in whole or in part, at any time for period commencing on the date hereof and ending on December 31, 2010. No additional consideration is payable upon conversion.

3. Method of Conversion. The conversion shall be effected by a written note signed by an authorized representative of Holder or its assigns which shall (a) state Holder's election to exercise the Right; (b) the person in whose name the common share certificate is to be registered, its address and social security number; (c) be delivered in person or by certified mail to Corporation.

4. Assignability of Share; Forfeiture; Liquidation Preference. The Share may be assigned by Holder at any time by providing to Corporation a written notice of assignment. The Right shall not be exercisable until the Corporation completes a Transaction defined herein as a (i) private placement of not less than a cumulative $1,000,000, and (ii) a public listing of its common shares. The Share shall be forfeited to Corporation for no consideration if a Transaction is not completed within two years of the date of issuance of this Share. The Share shall have a preference over holders of Common Stock of the Corporation upon liquidation equal to its par value.

5. Representations and Warranties of Corporation. Upon exercise of the Right, the Equity interest in Corporation shall be free and clear of all liens, claims, charges and encumbrances. The amount of Equity subject to the Right shall be adjusted for splits, dividend, recapitalization, or similar events just as if it had been converted into common shares. Corporation agrees to indemnify and hold harmless Holder in connection with any claim, loss, damage or expense, including attorneys' fees, trial and appellate levels, in connection with any breach of the foregoing.

                               Certificate of Designation of Rights and
Preferences

         SMD Group Inc., a Delaware corporation, whose address is 15 East North Street, Dover, DE 19901 ("Corporation") hereby designates the following rights and Preferences for its Convertible Preferred Stock, Class
B ("Convertible Preferred Stock").

1. Conversion and Issuance of Convertible Preferred Stock. The Holder shall have the right (the "Right") in its sole and absolute discretion to convert 100 shares of Convertible Preferred Stock - Series B issued by the Corporation (the "Share") with a face value of $138,000 into common shares of Corporation (the "Equity") at a conversion price for said shares at the lower of (i) the average of the high trading price plus the low trading price for the common shares at the date of conversion, or (ii) two dollars and fifty cents (US$2.50) per common share at the date of conversion.. The Convertible Preferred Stock is for payment to Holder pursuant to the terms of the December 31, 1998 Development Agreement between Holder and Corporation.

2. Time of Conversion. The Share shall be convertible at any time, in whole or in part, at any time for period commencing on the date hereof and ending on July 30, 1999. No additional consideration is payable upon conversion.

3. Method of Conversion. The conversion shall be effected by a written note signed by an authorized representative of Holder or its assigns which shall (a) state Holder's election to exercise the Right; (b) the person in whose name the common share certificate is to be registered, its address and social security number; (c) be delivered in person or by certified mail to Corporation.

4. Assignability of Share; Forfeiture; Liquidation Preference. The Share may be assigned by Holder at any time by providing to Corporation a written notice of assignment. The Right shall not be exercisable until the Corporation completes a Transaction defined herein as a (i) private placement of not less than a cumulative $2,000,000, or (ii) a public listing of its common shares. The Share shall be forfeited to Corporation for no consideration if a Transaction is not completed within two years of the date of issuance of this Share. The Share shall have a preference over holders of Common Stock of the Corporation upon liquidation equal to its par value.

5. Representations and Warranties of Corporation. Upon exercise of the Right, the Equity interest in Corporation shall be free and clear of all liens, claims, charges and encumbrances. The amount of Equity subject to the Right shall be adjusted for splits, dividend, recapitalization, or similar events just as if it had been converted into common shares. Corporation agrees to indemnify and hold harmless Holder in connection with any claim, loss, damage or expense, including attorneys' fees, trial and appellate levels, in connection with any breach of the foregoing.

                               Certificate of Designation of Rights and
Preferences

         SMD Group Inc., a Delaware corporation, whose address is 15 East North Street, Dover, DE 19901 ("Corporation") hereby designates the following rights and Preferences for its Convertible Preferred Stock, Class
C ("Convertible Preferred Stock").

1. Conversion and Issuance of Convertible Preferred Stock. The Holder shall have the right (the "Right") in its sole and absolute discretion to convert 50,000 shares of Convertible Preferred Stock - Series C issued by the Corporation (the "Share") into 500,000 common shares of Corporation (the "Equity") as payment to Holder pursuant to the terms of the October 15 , 1998 Agreement of Purchase and Sale between Holder and Corporation.

2. Time of Conversion. The Share shall be convertible at any time, in whole or in part, at any time for period commencing on the date hereof and ending on December 31, 2010. No additional consideration is payable upon conversion.

3. Method of Conversion. The conversion shall be effected by a written note signed by an authorized representative of Holder or its assigns which shall (a) state Holder's election to exercise the Right; (b) the person in whose name the common share certificate is to be registered, its address and social security number; (c) be delivered in person or by certified mail to Corporation.

4. Assignability of Share; Forfeiture; Liquidation Preference. The Share may be assigned by Holder at any time by providing to Corporation a written notice of assignment. The Right shall not be exercisable until the Corporation completes a Transaction defined herein as a (i) private placement of not less than a cumulative $1,000,000, and (ii) a public listing of its common shares. The Share shall be forfeited to Corporation for no consideration if a Transaction is not completed within two years of the date of issuance of this Share. The Share shall have a preference over holders of Common Stock of the Corporation upon liquidation equal to its par value.

5. Representations and Warranties of Corporation. Upon exercise of the Right, the Equity interest in Corporation shall be free and clear of all liens, claims, charges and encumbrances. The amount of Equity subject to the Right shall be adjusted for splits, dividend, recapitalization, or similar events just as if it had been converted into common shares. Corporation agrees to indemnify and hold harmless Holder in connection with any claim, loss, damage or expense, including attorneys' fees, trial and appellate levels, in connection with any breach of the foregoing.